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                                                                     EXHIBIT 5.1

               [SKADDEN ARPS SLATE MEAGHER & FLOM LLP LETTERHEAD]




                                December 7, 2000


eToys Inc.
12200 W. Olympic Blvd.
Los Angeles, California  90064

              Re:      eToys Inc.
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel for you in connection with the preparation of the registration statement on Form S-3 (File No. 333-50824) (as so amended, the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on November 27, 2000, under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the sale from time to time by certain selling securityholders (as set forth in the Registration Statement, the "Selling Securityholders"), pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of shares of common stock, par value $.0001 per share (the "Common Stock"), issuable upon the conversion of (the "Conversion Shares") or in lieu of cash dividends on (the "Dividend Shares") the Series D Convertible Preferred Stock and upon exercise of the related warrants (the "Warrant Shares") of eToys Inc., a Delaware corporation (the "Company"). Pursuant to Rule 429 under the Securities Act, the prospectus included in the Registration Statement also relates to 12,398,094 shares of common stock registered under Registration Statement No. 333-40018 (the "Prior Registration Statement").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) a copy of the Registration Statement as filed with the Commission; (ii) the Prior Registration Statement; (iii) an executed copy of the Securities Purchase Agreement, dated June 12, 2000, between the Company and certain investors (the "Purchase Agreement"); (iv) an executed copy of each of the warrants (the "Warrants"); (v) copies of the shares of Series D Convertible Preferred Stock (the "Preferred Shares"); (vi) a specimen certificate representing the Common Stock; (vii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (viii) the

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eToys Inc.
December 6, 2000
Page 2

Amended and Restated Bylaws of the Company, as currently in effect; (ix) the Certificate of Designations, Preferences and Rights of the Preferred Shares (the "Certificate of Designations"), as filed with the Secretary of State of the State of Delaware; and (x) certain resolutions of the Board of Directors of the Company relating to, among other things, the creation, issuance and sale of the Preferred Shares and the issuance and sale of the Warrants in the manner contemplated by the Purchase Agreement (the "Board Resolutions").

                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates or records of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Selling Securityholders.

                  We do not express any opinion as to the laws of any jurisdiction other than Delaware General Corporation Law.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Conversion Shares initially issuable upon the conversion of the Preferred Shares in accordance with the terms of the Certificate of Designations and the Warrant Shares initially issuable upon exercise of the Warrants in accordance with the terms of the Warrants, have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Certificate of Designations and the Warrants,

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eToys Inc.
December 6, 2000
Page 3

as the case may be, will be validly issued, fully paid and non-assessable, provided in each case that such shares are issued for prices in excess of the par value;

                  2. The Dividend Shares, when the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance of the Dividend Shares in accordance with the Board Resolutions and, when issued in accordance with the terms of the Certificate of Designations, will be validly issued, fully paid and non-assessable.

                  With respect to the foregoing opinions, we call to your attention that because the conversion rate of the Preferred Shares is subject to adjustment under the terms of the Certificate of Designations based, in part, on decreases in the market prices for the Common Stock, it may be necessary for the Company to take additional corporate action and make additional filings with the Secretary of State of the State of Delaware in order to increase the number of shares of Common Stock authorized and reserved for issuance. In addition, with respect to the foregoing opinions, we have assumed, with your consent, that the certificates representing the Conversion Shares, the Warrant Shares and the Dividend Shares will be manually signed by one of the authorized officers of the transfer agent and registrar of the Company and will conform to the specimen thereof examined by us. With respect to the opinion in paragraph 2 above, we have assumed compliance with Section 170 of the Delaware General Corporation Law.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP